Exhibit 99.1

9341 Courtland Drive NE, Rockford, MI 49351 Phone (616) 866-5500; Fax (616) 866-0257

FOR IMMEDIATE RELEASE
CONTACT: Michael D. Stornant
(616) 866-5728

WOLVERINE WORLDWIDE REPORTS THIRD-QUARTER RESULTS AND UPDATES FULL-YEAR REVENUE AND EARNINGS GUIDANCE

Rockford, Michigan, November 8, 2017 - Wolverine World Wide, Inc. (NYSE: WWW) today reported financial results for the third quarter ended September 30, 2017.

“We are very pleased to continue our positive momentum and report third quarter revenue and earnings that surpassed expectations. This marks the third consecutive quarter of strong results for the Company,” said Blake W. Krueger, Wolverine Worldwide’s Chairman, Chief Executive Officer and President. “We continue to make excellent progress on our enterprise wide strategic transformation, the WOLVERINE WAY FORWARD, including the recently announced sale of our Department of Defense business. Our third quarter results are reflective of this progress. This transformation is focused on elevating our most powerful brands with consumers, delivering continuous product innovation and sustained organic growth, and unlocking incremental operational efficiencies, all with an emphasis on pace and speed. We believe that the WOLVERINE WAY FORWARD will enable us to drive global growth in the "new normal" fast-changing global consumer retail environment.”

THIRD-QUARTER 2017 REVIEW
The highlights of the Company's third quarter financial performance are summarized below. The third quarter revenue and earnings per share amounts reflect the Company's revised quarterly calendar. To provide a better comparison to fiscal 2016, the Company has provided additional information regarding the impact of the calendar change within the reconciliation tables accompanying the earnings release.

•
Reported revenue of $581.3 million decreased 3.7% during the third quarter, but adjusted revenue decreased 8.0% after taking into effect the quarterly calendar change. Underlying revenue increased 1.1%.

•
Reported gross margin was 39.7%, compared to 39.3% in the prior year. Adjusted gross margin on a constant currency basis was 40.4%, compared to 39.1% in the prior year, reflecting an improvement of 130 basis points despite a 90 basis point negative mix impact from store closures.

•	Reported operating margin was 6.1%, compared to 11.4% in the prior year. Adjusted operating margin on a constant currency basis was 11.9% compared to 10.5% in the prior year.

•
Reported diluted earnings per share were $0.24, compared to $0.49 in the prior year. Adjusted diluted earnings per share were $0.43. On a constant currency basis, adjusted earnings per share were $0.45, compared to $0.45 in the prior year.

•	Inventory at the end of the quarter was down 26.0% versus the prior year.

•	The Company repurchased 1,139,256 shares in the third quarter for approximately $30 million at an average price of $26.33 per share.

“Our proactive efforts, which began eighteen months ago, have gained traction leading to better-than-expected results. This is best demonstrated by solid revenue performance across our portfolio with most brands exceeding our revenue expectations and over-delivering on our operating profit targets for the quarter," stated Mike Stornant, Senior Vice President and Chief Financial Officer. We managed our working capital well, with inventory down 26% at quarter end versus the prior year quarter. We believe the strength of our global brands combined with the continued operational discipline and implementation of the WOLVERINE WAY FORWARD leaves us well positioned to achieve our near-term growth and adjusted operating margin goals. We now expect full-year fiscal 2018 operating margin of 12%, ahead of our originally stated goal.

WOLVERINE WAY FORWARD TRANSFORMATION UPDATE
The Company continued to make progress on its comprehensive portfolio management initiatives including the following items:

•
In addition to the license of the Stride Rite brand to Vida Shoes International and the sale of the Sebago Brand announced earlier in the third quarter, on September 29, 2017, the Company sold its Department of Defense contract business and certain associated assets.

•
The Company also continued to make progress in realigning its retail store fleet under the previously announced Store Restructuring Plan. The Company has closed 188 stores since the beginning of 2017. The Company expects an additional 27 store closings before the end of fiscal 2017, leaving a remaining retail store fleet of approximately 80 stores.

•
The Company continues to prioritize growth and innovation by accelerating its investments in product innovation, consumer insights, demand creation, and the digital/social space. The Company also plans to focus on key international growth markets as it evolves its global footprint.

FISCAL 2017 OUTLOOK
A strong third quarter, coupled with some stable trends in the business, have resulted in the following update to the Company's full-year 2017 outlook:

•
We are narrowing our revenue outlook to the upper end of our prior range and now expect reported revenue of $2.340 billion to $2.370 billion. This is a reported decline of approximately 6.2% to 5.0%, but underlying revenue is expected to be within the range of flat to growth of 1.5%, reflecting approximately $160.0 million revenue impact from retail store closures and the Stride Rite transition.

•
Reported operating margin in the range of 5.0% to 5.4% and adjusted operating margin in the range of 10.6% to 10.9%, resulting from operational excellence initiatives focused on supply chain optimization, omnichannel transformation, and operational efficiencies. Fiscal 2016 adjusted operating margin was 8.5%.

•
Reported diluted earnings per share in the range of $0.76 to $0.81 compared to $0.89 in fiscal 2016. Adjusted diluted earnings per share are now expected in the range of $1.60 to $1.65 compared to $1.36 in fiscal 2016 adjusted on the same basis. On a constant currency basis, adjusted earnings per share in the range of $1.67 to $1.72.

FISCAL YEAR CALENDAR CHANGE
Prior to fiscal 2017, the Company reported its quarterly results of operations on the basis of 12-week periods for each of the first three fiscal quarters and a 16 or 17-week period for the fiscal fourth quarter. Beginning in fiscal 2017, the Company's fiscal year is comprised of 13-week quarters for each of the first three fiscal quarters and a 13 or 14-week period for the fiscal fourth quarter. There is no change to the Company's fiscal year-end date. References to the “quarter ended” or “third quarter” refer to the 13-week period ended September 30, 2017 or the 12-week period ended September 10, 2016.

NON-GAAP FINANCIAL MEASURES
This earnings release contains certain non-GAAP financial measures. References to "underlying" revenue indicate reported revenue adjusted for the impact of foreign exchange, closed retail stores, the transition of Stride Rite® to a license business model and the impact of the additional week of operations. Measures referred to as "adjusted" financial results exclude restructuring and impairment costs, organizational transformation costs which include gains or losses from divestitures, debt extinguishment and other costs, and the impact of the additional week of operations. The company has provided a reconciliation of the above of non-GAAP financial measures to the most directly comparable GAAP financial measure.

EARNINGS CALL INFORMATION
The Company will host a conference call today at 8:30 a.m. Eastern Time to discuss these results and current business trends. The conference call will be broadcast live and accessible under the “Investor Relations” tab at wolverineworldwide.com. A replay of the conference call will be available at the Company's website for a period of approximately 30 days.

ABOUT WOLVERINE WORLDWIDE
With a commitment to service and product excellence, Wolverine World Wide, Inc. is one of the world’s leading marketers and licensors of branded casual, active lifestyle, work, outdoor sport, athletic, children’s and uniform footwear and apparel. The Company’s portfolio of highly recognized brands includes: Merrell®, Sperry®, Hush Puppies®, Saucony®, Wolverine®, Keds®, Stride Rite®, Chaco®, Bates®, and HYTEST®. The Company also is the global footwear licensee of the popular brands Cat® and Harley-Davidson®. The Company’s products are carried by leading retailers in the U.S. and globally in approximately 200 countries and territories. For additional information, please visit our website, wolverineworldwide.com.

FORWARD-LOOKING STATEMENTS
This press release contains forward-looking statements, including statements regarding: the Company's ability to successfully execute key strategic initiatives, elevate brands with consumers, and deliver product innovation, organic and global growth and operational efficiencies; future store closures and the effect of these closures; the ability to complete the novation of the Department of Defense contracts in 2017 or at all; the Company's fiscal 2017 outlook and guidance; and the Company's outlook regarding 2018 adjusted operating margin. In addition, words such as "guidance," "estimates," "anticipates," "believes," "forecasts," "step," "plans," "predicts," "focused," "projects," "is likely," "expects," "intends," "should," "will," "confident," variations of such words, and similar expressions are intended to identify forward-looking statements. These statements are not guarantees of future performance and involve certain risks, uncertainties, and assumptions ("Risk Factors") that are difficult to predict with regard to timing, extent, likelihood, and degree of occurrence.  Risk Factors include, among others: changes in general economic conditions, employment rates, business conditions, interest rates, tax policies and other factors affecting consumer spending in the markets and regions in which the Company’s products are sold; the inability for any reason to effectively compete in global footwear, apparel and consumer-direct markets; the inability to maintain positive brand images and anticipate, understand and respond to changing footwear and apparel trends and consumer preferences; the inability to effectively manage inventory levels; increases or changes in duties, tariffs, quotas or applicable assessments in countries of import and export; foreign currency exchange rate fluctuations; currency restrictions; capacity constraints, production disruptions, quality issues, price increases or other risks associated with foreign sourcing; the cost and availability of raw materials, inventories, services and labor for owned and contract manufacturers; labor disruptions; changes in relationships with, including the loss of, significant wholesale customers; the failure of the U.S. Department of Defense to exercise future purchase options or award new contracts, or the cancellation or modification of existing contracts by the Department of Defense or other military purchasers; risks related to the significant investment in, and performance of, the Company’s consumer-direct operations; risks related to expansion into new markets and complementary product categories as well as consumer-direct operations; the impact of seasonality and unpredictable weather conditions; changes in general economic conditions and/or the credit markets on the Company’s distributors, suppliers and customers; increase in the Company’s effective tax rates; failure of licensees or distributors to meet planned annual sales goals or to make timely payments to the Company; the risks of doing business in developing countries, and politically or economically volatile areas; the ability to secure and protect owned intellectual property or use licensed intellectual property; the impact of regulation, regulatory and legal proceedings and legal compliance risks, including compliance with federal, state and local laws and regulations relating to the protection of the environment, environmental remediation and other related costs, and litigation or other legal proceedings relating to the protection of the environment or environmental effects on human health; the potential breach of the Company’s databases, or those of its vendors, which contain certain personal information or payment card data; problems affecting the Company’s distribution system, including service interruptions at shipping and receiving ports; strategic actions, including new initiatives and ventures, acquisitions and dispositions, and the Company’s success in integrating acquired businesses, and implementing new initiatives and ventures; the risk of impairment to goodwill and other acquired intangibles; the success of the Company’s consumer-direct realignment initiatives; changes in future pension funding requirements and pension expenses; and additional factors discussed in the Company's reports filed with the Securities and Exchange Commission and exhibits thereto. The foregoing Risk Factors, as well as other existing Risk Factors and new Risk Factors that emerge from time to time, may cause actual results to differ materially from those contained in any forward-looking statements. Given these risks and uncertainties, investors should not place undue reliance on forward-looking statements as a prediction of actual results.  Furthermore, the Company undertakes no obligation to update, amend, or clarify forward-looking statements.

# # #

WOLVERINE WORLD WIDE, INC.
CONSOLIDATED CONDENSED STATEMENTS OF OPERATIONS
(Unaudited)
(In millions, except per share data)

	13 Weeks Ended September 30, 2017	12 Weeks Ended September 10, 2016	39 Weeks Ended September 30, 2017	36 Weeks Ended September 10, 2016
Revenue	$581.3	$603.7	$1,771.4	$1,765.0
Cost of goods sold	349.4	366.1	1,070.8	1,068.1
Restructuring costs	1.2	0.3	8.3	4.2
Gross profit	230.7	237.3	692.3	692.7
Gross margin	39.7%	39.3%	39.1%	39.2%

Selling, general and administrative expenses	172.4	167.4	529.6	534.5
Restructuring and impairment costs	23.0	0.9	65.6	13.4
Operating expenses	195.4	168.3	595.2	547.9
Operating expenses as a % of revenue	33.6%	27.9%	33.6%	31.0%

Operating profit	35.3	69.0	97.1	144.8
Operating margin	6.1%	11.4%	5.5%	8.2%

Interest expense, net	8.6	8.6	23.4	24.9
Debt extinguishment and other costs	—	0.5	—	0.5
Other expense (income), net	(0.4)	—	3.4	1.0
Total other expenses	8.2	9.1	26.8	26.4
Earnings before income taxes	27.1	59.9	70.3	118.4

Income tax expense	4.3	11.7	10.2	28.5
Effective tax rate	15.9%	19.5%	14.6%	24.1%

Net earnings	22.8	48.2	60.1	89.9

Less: net earnings (loss) attributable to noncontrolling interests	(0.4)	—	(0.5)	0.3
Net earnings attributable to Wolverine World Wide, Inc.	$23.2	$48.2	$60.6	$89.6
Diluted earnings per share	$0.24	$0.49	$0.62	$0.91

Supplemental information:
Net earnings used to calculate diluted earnings per share	$22.7	$47.2	$59.3	$87.7
Shares used to calculate diluted earnings per share	95.8	96.9	96.0	96.3
Weighted average shares outstanding	96.1	99.4	96.6	99.4

WOLVERINE WORLD WIDE, INC.
CONSOLIDATED CONDENSED BALANCE SHEETS
(Unaudited)
(In millions)

	September 30, 2017	September 10, 2016
ASSETS
Cash and cash equivalents	$342.7	$530.9
Accounts receivables, net	294.5	309.5
Inventories, net	338.8	457.6
Other current assets	44.0	42.6
Total current assets	1,020.0	1,340.6
Property, plant and equipment, net	142.2	148.8
Goodwill and other indefinite-lived intangibles	1,103.0	1,115.2
Other non-current assets	153.5	154.4
Total assets	$2,418.7	$2,759.0

LIABILITIES AND STOCKHOLDERS' EQUITY
Accounts payable and other accrued liabilities	$278.0	$330.1
Current maturities of long-term debt	48.8	393.5
Borrowings under revolving credit agreements and other short-term notes	3.7	1.2
Total current liabilities	330.5	724.8
Long-term debt	744.2	657.7
Other non-current liabilities	333.9	335.8
Stockholders' equity	1,010.1	1,040.7
Total liabilities and stockholders' equity	$2,418.7	$2,759.0

WOLVERINE WORLD WIDE, INC.
CONSOLIDATED CONDENSED STATEMENTS OF CASH FLOWS
(Unaudited)
(In millions)

	39 Weeks Ended September 30, 2017	36 Weeks Ended September 10, 2016
OPERATING ACTIVITIES:
Net earnings	$60.1	$89.9
Adjustments to reconcile net earnings to net cash provided by operating activities:
Depreciation and amortization	28.0	30.0
Stock-based compensation expense	19.1	15.3
Excess tax benefits from stock-based compensation	—	(0.4)
Pension and SERP expense	11.2	7.3
Restructuring and impairment costs	73.9	17.6
Other	(102.3)	(17.0)
Changes in operating assets and liabilities	(40.5)	0.5
Net cash provided by operating activities	49.5	143.2

INVESTING ACTIVITIES:
Additions to property, plant and equipment	(28.7)	(34.4)
Proceeds from sale of a business and other assets	38.0	—
Investment in joint venture	—	(0.5)
Other	(4.1)	10.4
Net cash provided by (used in) investing activities	5.2	(24.5)

FINANCING ACTIVITIES:
Net borrowings under revolving credit agreements and other short-term notes	0.3	1.2
Borrowings of long-term debt	—	250.0
Payments on long-term debt	(26.2)	(5.7)
Payments of debt issuance and debt extinguishment costs	(0.1)	(3.4)
Cash dividends paid	(17.4)	(17.7)
Purchase of common stock for treasury	(51.5)	(11.4)
Purchases of shares under employee stock plans	(5.2)	(4.7)
Proceeds from the exercise of stock options	11.9	5.6
Excess tax benefits from stock-based compensation	—	0.4
Contributions from noncontrolling interests	0.8	2.2
Net cash provided by (used in) financing activities	(87.4)	216.5

Effect of foreign exchange rate changes	5.6	1.6
Increase (decrease) in cash and cash equivalents	(27.1)	336.8

Cash and cash equivalents at beginning of the year	369.8	194.1
Cash and cash equivalents at end of the period	$342.7	$530.9

The following tables contain information regarding the non-GAAP adjustments used by the Company in the presentation of its financial results:

WOLVERINE WORLD WIDE, INC.

Q3 2017 RECONCILIATION TABLES

RECONCILIATION OF REPORTED REVENUE GROWTH TO
UNDERLYING REVENUE GROWTH*
(Unaudited)
(In millions)

	GAAP Basis	Impact of Additional Week (1)	As Adjusted Basis	Foreign Exchange Impact	Adjustments (2)	As Adjusted on a Constant Currency Basis

Revenue - Fiscal 2017 Q3	581.3		$581.3	$(3.2)		$578.1

Growth	(3.7)%		(8.0)%			1.1%

Revenue - Fiscal 2016 Q3	$603.7	$28.2	$631.9		$(59.9)	$572.0
(1)    Given the change in the quarterly calendar resulting in the third quarter of fiscal 2017 containing 13 weeks ending September 30, 2017 and the third quarter of fiscal 2016 containing 12 weeks ending September 10, 2016, the Company quantified the impact of the change including the additional week for a better comparison to the third quarter of fiscal 2017.

(2) Adjustments include the estimated impact from retail store closures and the transition of Stride Rite® to a license business model.
RECONCILIATION OF REPORTED GROSS MARGIN TO ADJUSTED
GROSS MARGIN ON A CONSTANT CURRENCY BASIS*
(Unaudited)
(In millions)

	GAAP Basis	Impact of Additional Week (1)	Restructuring Costs	Foreign Exchange Impact	As Adjusted on a Constant Currency Basis

Gross Profit - Fiscal 2017 Q3	$230.7		$1.2	$1.8	$233.7

Gross margin	39.7%				40.4%

Gross Profit - Fiscal 2016 Q3	$237.3	$9.6	$0.3		$247.2

Gross margin	39.3%				39.1%
(1)    Given the change in the quarterly calendar resulting in the third quarter of fiscal 2017 containing 13 weeks ending September 30, 2017 and the third quarter of fiscal 2016 containing 12 weeks ending September 10, 2016, the Company quantified the impact of the change including the additional week for a better comparison to the third quarter of fiscal 2017.

RECONCILIATION OF REPORTED OPERATING MARGIN TO ADJUSTED
OPERATING MARGIN ON A CONSTANT CURRENCY BASIS*
(Unaudited)
(In millions)

	GAAP Basis	Impact of Additional Week (1)	Foreign Exchange Impact	Restructuring and Impairment Costs	Organizational Transformation Costs (2)	As Adjusted on a Constant Currency Basis

Operating Profit - Fiscal 2017 Q3	$35.3		$2.5	$24.2	$7.0	$69.0

Operating margin	6.1%					11.9%

Operating Profit - Fiscal 2016 Q3	$69.0	$(4.0)		$1.2	$—	$66.2

Operating margin	11.4%					10.5%
(1)    Given the change in the quarterly calendar resulting in the third quarter of fiscal 2017 containing 13 weeks ending September 30, 2017 and the third quarter of fiscal 2016 containing 12 weeks ending September 10, 2016, the Company quantified the impact of the change including the additional week for a better comparison to the third quarter of fiscal 2017.

(2) Organizational transformation costs include third party consulting costs, gains and losses related to divestitures and costs related to the Company's distribution center optimization.

RECONCILIATION OF REPORTED DILUTED EPS TO ADJUSTED
DILUTED EPS ON A CONSTANT CURRENCY BASIS*
(Unaudited)

	GAAP Basis EPS	Adjustments (1)	As Adjusted EPS	Foreign Exchange Impact	As Adjusted EPS On a Constant Currency Basis

Fiscal 2017 Q3	$0.24	$0.19	$0.43	$0.02	$0.45

Fiscal 2016 Q3	$0.49	$(0.04)	$0.45
(1)    Fiscal 2017 adjustments include the impact of restructuring and impairment costs and organizational transformation costs. Fiscal 2016 adjustments include the impact of restructuring and impairment costs and the impact of the quarterly calendar change.

2017 GUIDANCE RECONCILIATION TABLES

RECONCILIATION OF FISCAL 2017 FULL-YEAR REPORTED REVENUE GROWTH
GUIDANCE TO UNDERLYING REVENUE GROWTH GUIDANCE*
(Unaudited)
(In millions)

	GAAP Basis Full-Year Revenue	Foreign Exchange Impact	Adjustments (1)	Underlying Full-Year Revenue

Fiscal 2017 Revenue Guidance	$ 2,340 - 2,370	$—		$ 2,340 - 2,370
Fiscal 2016 Revenue	$2,494.6		$(160.0)	$2,334.6
Percentage growth (decline)	(6.2) - (5.0)%			0.2 - 1.5%
(1) Adjustments include the estimated impact from retail store closures and the transition of Stride Rite® to a license business model.
RECONCILIATION OF FISCAL 2017 FULL-YEAR REPORTED OPERATING PROFIT
GUIDANCE TO ADJUSTED OPERATING PROFIT GUIDANCE*
(Unaudited)
(In millions)

	GAAP Basis Full-Year Operating Profit	Adjustments (1)	As Adjusted Full-Year Operating Profit

Fiscal 2017 Operating Profit Guidance	$ 117 - 128	$130.0	$ 247 - 258
Operating Margin	5.0 - 5.4%		10.6 - 10.9%
(1)     Adjustments include the estimated impact from restructuring and impairment costs, organizational transformation costs and $7.4 million of store inventory mark-downs related to retail stores closed as part of the 2016 Plan

RECONCILIATION OF FISCAL 2016 REPORTED OPERATING
MARGIN TO ADJUSTED OPERATING MARGIN*
(Unaudited)
(In millions)

	GAAP Basis Full-Year Operating Profit	Restructuring and Impairment Costs	Organizational Transformation Costs (1)	As Adjusted Full-Year Operating Profit

Operating Profit - Fiscal 2016	$159.9	$50.3	$2.2	$212.4
Operating margin	6.4%			8.5%
(1) Organizational transformation costs include third party consulting costs and costs related to the Company's distribution center optimization.

RECONCILIATION OF FISCAL 2017 FULL-YEAR DILUTED EPS GUIDANCE TO ADJUSTED DILUTED EPS ON A CONSTANT CURRENCY BASIS GUIDANCE*
(Unaudited)

	GAAP Basis Full-Year 2017	Adjustments (1)	As Adjusted Full-Year 2017	Foreign Exchange Impact	As Adjusted Full-Year 2017 Constant Currency Basis

Diluted earnings per share guidance	$ 0.76 - 0.81	$0.84	$ 1.60 - 1.65	$0.07	$ 1.67 - 1.72
(1)    Adjustments include estimated restructuring and impairment costs, organizational transformation costs and $7.4 million of store inventory mark-downs related to retail stores closed as part of the 2016 Plan.

RECONCILIATION OF FISCAL 2016 REPORTED REVENUE AND EPS
TO ADJUSTED REVENUE AND ADJUSTED EPS*
(Unaudited)
(In millions)

	Fiscal 2016
	Q1	Q2	Q3	Q4	YTD

GAAP Basis Fiscal 2016 - Revenue	$577.6	$583.7	$603.7	$729.6	$2,494.6
Impact of Additional Week - Revenue (1)	43.2	35.5	28.2	(106.9)	—
Revenue on an Adjusted Basis	$620.8	$619.2	$631.9	$622.7	$2,494.6

GAAP Basis Fiscal 2016 - Diluted EPS	$0.18	$0.24	$0.49	$(0.02)	$0.89
Impact of Additional Week - EPS (1)	0.02	0.01	(0.04)	0.01	—
Impact of Restructuring and Impairment Costs	0.11	0.01	—	0.35	0.47
EPS on an Adjusted Basis	$0.31	$0.26	$0.45	$0.34	$1.36

Fiscal 2016 weeks in operations	12	12	12	16	52
Fiscal 2016 - Adjusted weeks in operations	13	13	13	13	52
(1)    Given the first three fiscal 2016 quarters had 12 weeks and the fourth quarter had 16 weeks of operations compared to fiscal 2017 where each quarter has 13 weeks of operations, the Company quantified the impact of adjusting each fiscal 2016 quarter to allow for a better comparison to fiscal 2017.

*
To supplement the consolidated financial statements presented in accordance with Generally Accepted Accounting Principles ("GAAP"), the Company describes what certain financial measures would have been if restructuring and impairment costs, incremental store inventory mark-downs and organizational transformation costs which include gains or losses from divestitures were excluded. The Company also describes underlying revenue, which excludes the impact of foreign exchange, the impact of retail store closures, the transition of Stride Rite® to a license business model and the impact of the additional week of operations included within the quarterly calendar change. The Company believes these non-GAAP measures provide useful information to both management and investors to increase comparability to the prior period by adjusting for certain items that may not be indicative of core operating measures and to better identify trends in our business.  The adjusted financial results are used by management to, and allow investors to, evaluate the operating performance of the Company on a comparable basis.  The Company evaluates results of operations on both a reported and a constant currency basis. The constant currency presentation, which is a non-GAAP measure, excludes the impact of fluctuations in foreign currency exchange rates. The Company believes providing constant currency information provides valuable supplemental information regarding results of operations, consistent with how the Company evaluates performance. The Company calculates constant currency by converting the current-period local currency financial results using the prior period exchange rates and comparing these adjusted amounts to our current period reported results. Management does not, nor should investors, consider such non-GAAP financial measures in isolation from, or as a substitution for, financial information prepared in accordance with GAAP.  A reconciliation of all non-GAAP measures included in this press release, to the most directly comparable GAAP measures, are found in the financial tables above.